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SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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☐	Soliciting Material Pursuant to §240.14a-12
E-centives, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Dear E-centives Stockholders,

Our 2003 Annual Meeting of Stockholders

        You are cordially invited to attend the 2003 Annual Meeting of Stockholders of E-centives, Inc. to be held on Thursday, August 28, 2003 at 1:00 p.m., Eastern Daylight Time, at our offices at 6901 Rockledge Drive, 6th Floor, Bethesda, Maryland, U.S.A. The matters to be acted upon at the Annual Meeting, as well as other important information, are set forth in the accompanying Notice of Annual Meeting and Proxy Statement which you are urged to review carefully.

        Regardless of your plans for attending in person, it is important that your shares be represented and voted at the Annual Meeting. Accordingly, you are requested to complete, sign, date and return the enclosed proxy in the enclosed envelope or via fax to 1-718-921-8331 (please note: this is a U.S. fax number). Signing this proxy will not prevent you from voting in person should you be able to attend the meeting, but will assure that your vote is counted if, for any reason, you are unable to attend.

Our Business in 2002 and into 2003

        Although the year 2002 continued to be a challenging year for E-centives, as well as for the entire Internet-based industry and other parts of the US economy, we have nonetheless endeavored to take significant steps to ensure E-centives' continuing success. Specifically, to address these challenges we have utilized continuous process engineering to improve our internal efficiency in delivering our solutions to our customers and aggressively reduced costs in every aspect of our operations without decreasing quality or service levels. We also continued to make improvements in our core technologies to maintain our lead in the industry. These efforts have enabled us to reduce our quarter-over-quarter losses over the past several quarters and have also helped our ability to continue to competitively price our solutions and win additional business.

        In addition, despite the on-going market challenges, in the first half of 2003, we saw an increase in the number of request for proposals (RFP) from major Consumer Packaged Goods (CPG) companies. This is one of the key indications that technology spending may be coming back. While sales cycles still remain relatively long, E-centives was fortunate in recently being awarded pilot programs from two major CPG manufacturers, Gerber Products Company and Georgia- Pacific Corporation, each of which will utilize parts of our core patented online promotions system, e-mail marketing system, data warehousing and online reporting technologies. We have also been successful in generating additional business for a major existing international CPG client, launching several new brands in each of the three countries we currently provide them services. We also recently launched a new pilot program with AOL, as a new channel for distribution of our CPG clients' promotional offerings. These client trends and the positive feedback we have received in the marketplace regarding our integrated solution, including recent acknowledgements from a variety of industry analyst reports, have made us "cautiously optimistic" about the potential for recovery in our market segment and the US economy generally. Clearly, these are positive trends, but the reality of our challenges also remains that we need to increase revenues even more to get to break-even and beyond. We are diligently working towards this goal.

        In the past year we also had additional US patents issued both in the online couponing and online product search space, bringing our total to five issued patents in the online couponing space and two issued patents in the online product search space. Based on the strength of our patented technology, we began to enforce our patents in early 2003 by bringing an action against Coupons, Inc. in US District Court of Maryland, in which we allege they infringe two of our patents. We continue to believe that our intellectual property is core to our success and the future value of E-centives and thus intend to vigorously enforce our patents as necessary.

        Last year, we also completed the acquisition of substantially all of the assets of Consumer Review, Inc. ConsumerREVIEW.com operates eleven web sites that aggregate communities of enthusiasts in specific fields of interest, such as mountain biking, digital photography and video games. Our ConsumerREVIEW.com division has been operating on an incrementally break-even basis and has shown a good month over month increase in revenue.

        In summary, we have great confidence in our technology and infrastructure platforms, our people and the opportunities available to us in an improved global economy. We believe that opportunities for growth are strong for our company and the solutions we have built are among the best of breed in today's market. We need to be able to weather the current economic conditions and we are taking every possible step to do so. Your continued interest in and support of the affairs of E-centives is very much appreciated.

                      Sincerely,

                      Kamran Amjadi
                       Chairman and Chief Executive Officer

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held On August 28, 2003

        NOTICE IS HEREBY GIVEN that our Annual Meeting of Stockholders will be held on Thursday, August 28, 2003 at 1:00 p.m., Eastern Standard Time, at our offices at 6901 Rockledge Drive, 6th Floor, Bethesda, Maryland, U.S.A., and thereafter as it may from time to time be adjourned for the purposes stated below:

  1.
  To elect three directors to our Board of Directors for the ensuing year and until their successors are elected (Proposal 1, see page 3 of the Proxy Statement);

  2.
  To ratify the designation of KPMG LLP as our independent certified public accountants; and

  3.
  To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

        The above matters are described in the Proxy Statement. All of our stockholders are cordially invited to attend the Annual Meeting. Only holders of record of our common stock at the close of business on July 10, 2003 will be entitled to vote at the Annual Meeting and any adjournments or postponements thereof, either in person or by proxy. Our stock transfer books will not be closed.

                      BY ORDER OF THE BOARD OF DIRECTORS

                      Mehrdad Akhavan
                       President and Secretary

Bethesda, Maryland
July 10, 2003

YOUR VOTE IS IMPORTANT

It is important that proxies be returned promptly. Therefore, whether or not you plan to attend the annual meeting, please complete, date, sign, and return the enclosed proxy card in the enclosed envelope, which requires no postage if mailed in the United States. Sending in your proxy will not prevent you from voting your shares at the meeting if you desire to do so, as your proxy is revocable at your option. If you wish to send your proxy by fax, please send it to 1-718-921-8331 (please note: this is a U.S. fax number).

E-CENTIVES, INC.

PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS
AUGUST 28, 2003

        This proxy statement is furnished to stockholders of E-centives, Inc. ("we," "us" or the "Company") in connection with the solicitation by our Board of Directors of proxies (each individually, a "Proxy") to be used at our 2003 Annual Meeting of Stockholders (the "Annual Meeting") and at any adjournments or postponements thereof. The Annual Meeting will be held on Thursday, August 28, 2003 at 1:00 p.m., Eastern Standard Time, at our offices at 6901 Rockledge Drive, 6th Floor, Bethesda, Maryland, U.S.A., and thereafter as it may from time to time be adjourned, for the purposes stated below.

        At the Annual Meeting, our stockholders will be asked:

  1.
  To elect three directors to our Board of Directors for the ensuing year and until their successors are elected (Proposal 1, see page 3);

  2.
  To ratify the designation of KPMG LLP as our independent certified public accountants (Proposal 2, see page 3); and

  3.
  To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

        All Proxies in the enclosed form of proxy that are properly executed and returned to us prior to commencement of voting at the Annual Meeting will be voted at the Annual Meeting or any adjournments or postponements thereof in accordance with the instructions thereon. Executed but unmarked Proxies will be voted for approval of each proposal set forth in this proxy statement. We do not know of any matters other than those set forth herein which may come before the Annual Meeting. If any other matters should properly come before the Annual Meeting, Proxies will be voted in the discretion of the proxy holders.

        The approximate date on which this proxy statement and form of proxy are first being sent or given to our stockholders is August 19, 2003. The approximate date on which the Notice of Annual Meeting of Stockholders was first sent or given to our stockholders was July 10, 2003.

        A COPY OF OUR ANNUAL REPORT ON FORM 10-K, AS FILED WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION FOR THE FISCAL YEAR ENDED DECEMBER 31, 2002 ACCOMPANIES THIS PROXY STATEMENT.

        OUR BOARD OF DIRECTORS RECOMMENDS THAT OUR STOCKHOLDERS VOTE "FOR" APPROVAL OF THE PROPOSALS SET FORTH IN THIS PROXY STATEMENT.

VOTING RIGHTS AND PROCEDURE

        Only holders of record of our common stock and Series A Convertible Preferred Stock at the close of business on July 10, 2003, will be entitled to notice of and to vote at the Annual Meeting or any adjournments or postponements thereof. On August 18, 2003, there were issued and outstanding 38,609,284 shares of common stock and 1,874,000 shares of Series A Convertible Preferred Stock, all of which are entitled to vote.

        Each share of our common stock of record on such date will be entitled to one vote on all matters to be voted upon at the Annual Meeting, including the election of Directors. Furthermore, each share of our Series A Convertible Preferred Stock of record on such date will be entitled to ten votes on all matters to be voted upon at the Annual Meeting, including the election of Directors. Our common stock and Series A Convertible Preferred Stock vote together as a single class. Holders of a majority of the common stock and Series A Convertible Preferred Stock represented at a meeting may approve most actions submitted to the stockholders. Cumulative voting in the election of Directors is not permitted.

        A majority of our outstanding common stock and Series A Convertible Preferred Stock represented in person or by proxy and entitled to vote will constitute a quorum for the transaction of business at the Annual Meeting. For purposes of voting on the matters described herein, at any meeting of stockholders at which a quorum is present, the required vote is as follows: (a) the affirmative vote of a plurality of the shares of common stock and Series A Convertible Preferred Stock present or represented by proxy at the Annual Meeting is required to elect the three (3) nominees for Directors and (b) the affirmative vote of a majority of the shares of common stock and Series A Convertible Preferred Stock present or represented by proxy at the Annual Meeting is required to approve the other matters at the Annual Meeting. Therefore, the aggregate number of votes cast by all stockholders present in person or by proxy will be used to determine whether a motion will carry.

        Shares represented by proxies that reflect abstentions will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum. Since directors will be elected by a favorable vote of a plurality of the shares of our common stock and Series A Convertible Preferred Stock present, in person or by proxy, and entitled to vote at the meeting, abstentions from the election of directors will not affect the election of the candidates receiving the most votes. With respect to all other proposals to come before the meeting, abstentions will have the same effect as votes against such proposal. Shares represented by brokers who are prohibited from exercising discretionary authority because the beneficial owners of such shares have not provided voting instructions, commonly referred to as "broker non-votes", will be counted as present for determining the presence of a quorum, but will not be counted for any purpose in determining the election of directors and will have no effect on other proposals.

        All valid Proxies received may be voted at the discretion of the proxy holders named therein for adjournments or postponements or other matters that may properly come before the Annual Meeting. The proxy holders may exercise their discretion to vote all valid Proxies for an adjournment or postponement in the absence of a quorum, to the extent necessary to facilitate the tabulation process or in other cases.

        All votes will be tabulated by the inspector of elections (the "Inspector") appointed for the Annual Meeting who will, for each proposal to be voted on, determine the number of shares outstanding, the number of shares entitled to vote, the number of shares represented at the Annual Meeting, the existence of a quorum, and the authenticity, validity and effect of all proxies received by the Company. The Inspector will also separately tabulate affirmative and negative votes and broker "non-votes", and determine the result for each proposal.

REVOCATION OF PROXIES

        Stockholders may revoke a proxy at any time before its exercise by filing with or otherwise delivering to the Secretary of the Company a written revocation or a duly executed proxy bearing a later date than such proxy or by attending the Annual Meeting and voting in person. The presence of a stockholder at the Annual Meeting will not automatically revoke such stockholder's proxy.

ELECTION OF DIRECTORS
(PROPOSAL 1)

        Our bylaws provide for a minimum of three and a maximum seven directors, such number to be determined by resolution of the Board of Directors. In accordance with the bylaws, the Board of

Directors has fixed the number of directors at three, and our Board of Directors recommends the election as directors of the three nominees listed below. The three nominees, if elected, would hold office until their successors are elected and qualified or until their earlier death, resignation or removal.

        The following table sets forth the name and age (as of December 31, 2002) of each nominee for director, indicating all positions and offices with E-centives currently held by him, and the period during which he has served as a director:

NAME OF NOMINEE	AGE	POSITION WITH E-CENTIVES, INC.	DIRECTOR SINCE
Kamran Amjadi	39	Chief Executive Officer	1996
Mehrdad Akhavan	39	President, Chief Operating Officer and Secretary	1996
Peter Friedli	48	—	1996

        It is intended that shares represented by Proxies in the accompanying form will be voted "FOR" the election of the nominees named above unless a contrary direction is indicated. However, if any of the persons nominated by the Board of Directors fails to stand for election or is unable to accept election, proxies will be voted by the proxy holders for the election of such other person or persons as the Board of Directors may recommend.

        The affirmative vote of a plurality of the shares of common stock and Series A Convertible Preferred Stock present or represented by proxy at the Annual Meeting, voting together as a single class, is required to elect the director nominees. The biographies of Messrs. Amjadi, Akhavan and Friedli appear below under "Management."

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL 1.

        The Board of Directors believes that all such nominees will stand for election and will serve if elected.

RATIFYING THE APPOINTMENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
(Proposal 2)

        The board has appointed KPMG LLP ("KPMG") as our independent public accountants for the year ending December 31, 2003. If a majority of votes cast at the meeting is not voted for ratification of this selection of auditors, the Board of Directors will reconsider its appointment of KPMG as independent public accountants for the year ending December 31, 2003.

        We have been advised by KPMG that neither that firm nor any of its associates has any relationship with us other than the usual relationship that exists between independent certified public accountants and clients.

        The affirmative vote of a majority of the shares of common stock and Series A Convertible Preferred Stock present or represented by proxy at the Annual Meeting, voting together as a single class, is required to ratify the appointment of KPMG as our auditor. The fees billed to us by KPMG for matters related to fiscal year 2002 appear below at "Independent Accountants."

        KPMG will have a representative at the meeting who will have an opportunity to make a statement, if he or she so desires, and who will be available to respond to appropriate questions.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL 2.

MANAGEMENT

Executive Officers, Key Employees And Directors

        The following table presents information about each of our executive officers, key employees and directors as of December 31, 2002.

NAME	AGE	POSITION(S) WITH COMPANY
Kamran Amjadi	39	Chairman, Chief Executive Officer and Director
Mehrdad Akhavan	39	President, Chief Operating Officer, Secretary and Director
David Samuels	41	Senior Vice President, Chief Financial Officer and Treasurer
Lawrence Brand	49	Senior Vice President of Sales
Wendy Roberts	38	Vice President of Emerging Markets
Ira Becker	35	Vice President of Strategic Alliances
Alex Sukhenko	34	Vice President of Engineering
John Hoffman	43	Vice President of Network Operations
Christy Marble	35	Vice President of Client Services
Peter Friedli	48	Director

        Kamran Amjadi has served as our Chairman and Chief Executive Officer since he co-founded our business in August 1996. From September 1990 until August 1996, Mr. Amjadi was the Executive Vice President and Director of United States Operations for MP Technologies, a software company. From July 1986 until August 1990, Mr. Amjadi was a software engineer with the Hewlett-Packard Corporation.

        Mehrdad Akhavan has served as our President and Chief Operating Officer since October 1999, having served as our Executive Vice President and Secretary since he co-founded our business in August 1996. Mr. Akhavan was elected to our Board of Directors in October 1996. From November 1994 until August 1996, Mr. Akhavan was President of TechTreK, a children's computer entertainment and education center. From January 1991 until November 1994, Mr. Akhavan was President of Trident Software, a company he co-founded, which digitized works of art.

        David Samuels joined us as Senior Vice President, Chief Financial Officer and Treasurer in April of 2001 and oversees all financial and investor-related matters for E-centives. From February 2000 to April 2001, Mr. Samuels served as Vice President of Finance for Teligent International where, as a member of the senior management team, he played a pivotal role orchestrating the financial management and funding initiatives for multiple joint venture businesses in Europe, Asia, and Latin America. He spent February 1990 to January 2000 with Host Marriott Services Corporation, serving most recently as Vice President of Finance, Development and Operations for New Markets where he functioned in the capacity of a divisional CFO driving strategic and business growth initiatives for a $200 million revenue business unit. He began his financial career as an auditor with KPMG LLP.

        Lawrence Brand joined us in November 1997 as our Vice President of Sales. He became our Senior Vice President of Sales and Business Development in November 1999. From September 1990 until April 1997, Mr. Brand was the Executive Vice President and General Manager of InterBase Software, a division of Borland International, a developer of application, tools and relational databases. From July 1984 until February 1990, Mr. Brand held various positions with Oracle Corporation, serving most recently as National Director of Financial Services. Mr. Brand left the company in February 2003.

        Wendy Roberts oversees the development of new market strategies and became our Vice President of Emerging Markets in May 2002 and in March 2003 she was promoted to Senior Vice President, Business Development. Wendy brings more than 18 years of experience in the areas of new business development, management consulting and strategic planning. From 1997 to 2001 she served as Senior Partner at ionStrategy and served as Vice President of New Business Development and as Partner of

Strategy at Agency.com, a leader in the development of Digital Relationship Management for Fortune 1000 companies. There she developed and grew vertical market strategies and relationships in the areas of Pharmaceuticals, Financial Services and Insurance, High Technology, Retail and Travel. Through various senior roles in Sales, Marketing, Consulting and Client Management areas, Wendy has lead efforts to develop Relationship Management strategies for many leading companies.

        Ira Becker joined us in September 1998 as Director of Business Development and was promoted to Vice President of Strategic Alliances in May 1999. From November 1997 until September 1998, Mr. Becker was Director of Sales Development at PointCast, an Internet news and information company. From September 1995 until September 1997, Mr. Becker was Vice President of Sales of inquiry.com, an Internet resource for information technology professionals. From September 1989 until September 1995, Mr. Becker was a manager with Ziff-Davis Publishing.

        Alex Sukhenko, our Vice President of Engineering, Messaging & Data Warehouse, joined us in March 1999. From September 1996 to February 1999, Alex served as District Manager of AT&T Solutions for Advanced Networking Solutions and prior to AT&T Solutions, Alex served as a consulting manager for Noblestar Systems. Alex has also served as a senior scientist for Vector Research Inc. He began his career at Eastman Kodak, focusing on process re-engineering for Kodak's circuit board manufacturing operations.

        John Hoffman oversees our internal and external computer services, security and operation as our Vice President of Network Operations. He became a member of our team when we acquired BrightStreet.com in December 2001. At BrightStreet, Inc. he oversaw their network infrastructure, where he managed more than 24 systems providing scalability and high availability architectures. John brings more than 19 years of experience in computer operations, software development and security. He has obtained varied development and operational experience both in high security government work and the Internet. Prior to BrightStreet, he held various positions at Lockheed Missile & Space Company, from 1998 to 2000, and at Netcom Online Communications, from 1994 to 1998.

        Christy Marble, our Vice President of Client Services, joined us in July 2000. Christy oversees all client implementations, managing such processes as account services, business strategy, performance analyses and production. She brings to E-centives more than 10 years of experience designing and delivering results-based online and offline relationship marketing. From 1992 until joining us, Christy worked at Claritas, Inc. where she most recently served as Vice President, Financial Industry Practice Management where she introduced "best practices solutions" and helped generate additional sales. As Vice President of Client Services for Claritas, she designed and implemented company-wide employee training programs and new employee orientation processes. She also produced business to business and business to consumer marketing plans and oversaw a sales mentoring process for all sales channels, including telemarketing and online.

        Peter Friedli co-founded our business in August 1996. Mr. Friedli was elected to our Board of Directors in October 1996. Mr. Friedli has been the principal of Friedli Corporate Finance, Inc., a venture capital firm, since its inception in 1986. Prior to joining Friedli Corporate Finance, Mr. Friedli worked as an international management consultant for service and industrial companies in Europe and the U.S. Mr. Friedli also serves as the President of New Venturetec, Inc., a publicly traded Swiss venture capital investment company and currently serves as a director of VantageMed Corporation, a publicly traded provider of healthcare information services. He also serves as a director in certain private companies.

Board Of Directors

        Our Board of Directors currently consists of Kamran Amjadi, Mehrdad Akhavan, and Peter Friedli. Kamran Amjadi is the Chairman of our Board of Directors. Our Board of Directors met three times in 2002, and acted four times by unanimous written consent. The Board of Directors only has one standing committee—the compensation committee. We do not have standing audit or nominating committees.

        Compensation Committee.    Our Board of Directors currently has a compensation committee. The compensation committee determines the salaries and incentive compensation of our officers and provides recommendations for the salaries and incentive compensation of other employees and consultants. The compensation committee also administers our various incentive compensation, stock and benefit plans. The compensation committee consists of Mr. Friedli, the committee's chairman, and Mr. Amjadi. The compensation committee met two times during the 2002 fiscal year.

        Director Compensation.    We do not currently compensate our directors who are also employees. Each non-employee director currently is reimbursed for reasonable travel expenses for each board meeting attended. In addition, each non-employee director receives 10,000 stock options per year of service, with vesting one year from the date of grant.

EXECUTIVE COMPENSATION

Report of The Compensation Committee of The Board of Directors on Executive Compensation

        The compensation committee of the Board of Directors has prepared the following report on the Company's policies with respect to the compensation of executive officers for the fiscal year ended December 31, 2002. This report, as well as the performance chart on page 10, are not soliciting materials, are not deemed filed with the SEC, and are not incorporated by reference in any filing of the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, each as amended, whether made before or after the date of this proxy statement and irrespective of any general incorporation language in any such filing.

        The compensation committee is charged with making decisions with respect to the compensation of the Company's executive officers and administering the Company's incentive compensation, stock and benefit plans. During 2002, the compensation committee consisted of Mr. Friedli, the committee's chairman, and Mr. Amjadi. Mr. Amjadi is the Chief Executive Officer of the Company.

Compensation Policies Toward Executive Officers.

        The compensation policies of the Company are designed to attract, motivate and retain experienced and qualified executives, increase the overall performance of the Company, increase stockholder value, and enhance the performance of individual executives.

        The compensation committee seeks to provide competitive salaries based upon individual performance together with annual cash bonuses awarded based on the Company's overall performance relative to corporate objectives, taking into account individual contributions, teamwork and performance levels. In addition, it is the policy of the Company to grant stock options to executives upon their commencement of employment and thereafter as determined by the compensation committee in order to strengthen the alliance of interest between such executives and the Company's stockholders and to give executives the opportunity to reach the top compensation levels of the competitive market depending on the Company's performance, as reflected in the market price of the Company's common stock.

        The following describes in more specific terms the elements of compensation that implement the compensation committee's compensation policies, with specific reference to compensation reported for 2002.

          Base Salaries.    Base salaries of executives are initially determined by evaluating the responsibilities of the position, the experience and knowledge of the individual, and the competitive marketplace for executive talent, including a comparison to base salaries for comparable positions at peer public companies in the Company's geographic region. The compensation committee annually reviews the base salaries of executive officers based upon, among other things, individual performance and responsibilities.

  The Chief Executive Officer and President recommend annual salary adjustments by evaluating the performance of each executive officer after considering new responsibilities and the previous year's performance. The compensation committee performs the same review when evaluating the performance of the Chief Executive Officer and President. Individual performance ratings take into account such factors as achievement of specific goals that are driven by the Company's strategic plan and attainment of specific individual objectives.

          Bonuses.    The Company's bonuses to its executive officers are based on both corporate and individual performance. The corporate performance factors include, among other things, revenue and earnings targets established in the Company's annual budget.

          Stock-Based Compensation.    A third component of executive officers' compensation consists of awards under the Company's Amended Equity Incentive Compensation Plan, pursuant to which the Company grants executive officers and other key employees options to purchase shares of common stock.

  The compensation committee grants stock options to the Company's executives in order to align the interests of those executives with the interests of the stockholders. Stock options are considered by the compensation committee to be an effective long-term incentive because the executives' gains are linked to increases in the value of the common stock, which in turn results in stockholder gains. The compensation committee generally grants options to new executive officers and other employees upon their commencement of employment with the Company and thereafter as determined by the compensation committee. The options generally are granted at an exercise price equal to the closing market price of the common stock on the trading day before the date of grant. Options granted to executive officers typically vest over a period of four years following the date of grant. The maximum option term is ten years. The full benefit of the options is realized upon appreciation of the stock price in future periods, thus providing an incentive to create value for the Company's stockholders through appreciation of stock price. Management of the Company believes that stock options have been helpful in attracting and retaining skilled executive personnel.

  During 2002, no additional stock option grants were made to executive officers employed prior to 2002, only certain newly hired executive officers received stock option grants at the time of their employment with the Company. During 2002, the Company granted stock options to purchase an aggregate of 445,000 shares of common stock to approximately 18 employees and 0 non-employee advisors. The per share option exercise prices of options granted during 2002 ranged from $0.17 to $0.62, which generally equaled the fair market value of a share of common stock on the respective dates of grant.

          Other.    The Company has a tax-qualified employee savings plan, which covers all of its employees. Eligible employees may defer up to 25% of their pre-tax earnings, subject to the Internal Revenue Service's annual contribution limit. The 401(k) plan permits the Company to make additional discretionary matching contributions on behalf of all participants in the 401(k)

  plan in an amount determined by the Company, although it currently does not do so. The 401(k) plan is intended to qualify under Section 401 of the Internal Revenue Code of 1986 so that contributions by employees or by the Company to the 401(k) plan, and income earned on plan contributions, are not taxable to employees until withdrawn from the plan, and so that contributions made by the Company, if any, will be deductible by the Company when made.

          Chief Executive Officer Compensation.    The executive compensation policy described above is applied in setting Mr. Amjadi's compensation. Mr. Amjadi generally participates in the same executive compensation plans and arrangements available to the other senior executives. Accordingly, his compensation also consists of an annual base salary, a potential annual cash bonus and, potentially, long-term equity-linked compensation in the form of stock options. The compensation committee's general approach in establishing Mr. Amjadi's compensation is to be competitive with peer companies, but to have a large percentage of his target compensation based upon certain performance criteria and targets established in the Company's strategic plan.

  Mr. Amjadi's compensation for the year ended December 31, 2002, included $170,000 in base salary. Mr. Amjadi did not receive any bonus compensation during in 2002. Mr. Amjadi's salary for 2002 was based on, among other factors, the Company's performance and the 2001 compensation of chief executive officers of comparable companies, although his compensation was not linked to any particular group of these companies. Mr. Amjadi did not receive grants of stock options to purchase shares of common stock in 2002. The Company may make grants of stock options to Mr. Amjadi in the future.

                      Respectfully submitted,

                      Compensation Committee

                      Kamran Amjadi
                      Peter Friedli

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        None of our executive officers serves as a member of the Board of Directors or compensation committee of any entity that has one or more executive officers serving on our Board of Directors or compensation committee. Mr. Amjadi, who serves on our compensation committee, is our Chairman and Chief Executive Officer. As an officer and employee, Mr. Amjadi has not engaged in any transaction with us other than his employment relationship, as described below. Mr. Friedli, who serves on our compensation committee, is one of our significant stockholders. Mr. Friedli has relationships with several of our other stockholders; he serves as the investment advisor to Venturetec, Inc., InVenture, Inc., Pine, Inc., Joyce, Ltd., Savetech, Inc., Spring Technology Corp. and USVentech, Inc. Mr. Friedli also serves as President of Venturetec, Inc. and its parent corporation, New Venturetec AG. Mr. Friedli is also the President and a controlling stockholder of Friedli Corporate Finance. Since the beginning of our 2002 fiscal year, Mr. Friedli engaged in a number of transactions with us, both directly and through companies with which he has affiliations, as follows:

          Consulting Agreement.    In July 1996, we entered into a consulting agreement with Friedli Corporate Finance, whereby Mr. Friedli provides us with financial consulting services and investor relations advice. During 2001, the agreement was extended for 3 years. Pursuant to this agreement, Friedli Corporate Finance is paid $4,000 per month plus reimbursement of expenses related to Mr. Friedli's services. Consulting expense under the Friedli Corporate Finance agreement was approximately $63,000, $63,000 and $63,000 for the years ended December 31, 2000, 2001, and 2002, respectively. In addition, under the original agreement, we granted:

    •
    a preemptive right to purchase any debt or equity securities issued by us in a financing transaction;

    •
    a preemptive right to allocate 10% of the share offering in our initial public offering;

    •
    a veto right on a single capital expenditure of $500,000 or more until our initial public offering; and

    •
    a seat on our board of directors and its compensation committee.

          In October 2000, Friedli Corporate Finance permanently waived its rights to purchase shares of common stock in our initial public offering and our future offerings.

          2002 Funding Commitment.    In September 2002, Friedli Corporate Finance committed to provide us with a capital infusion of up to $20 million for continued operations and future business expansion purposes, to the extent that our existing funds are not sufficient to enable us to operate into the second quarter of 2004 and beyond. In consideration for the commitment, we issued 6,000,000 warrants to four investors. Mr. Friedli and Venturetec, Inc. each received 1,000,000 warrants, and the remainder were issued to unrelated third parties. In connection with the March 2003 convertible note financing described below, $6 million of the commitment was satisfied, and Friedli Corporate Finance amended and restated its commitment to provide for a capital infusion of up to $14 million to reflect the convertible note financing.

          March 2003 Convertible Note Financing.    In March 2003, we executed convertible promissory notes in favor of Friedli Corporate Finance and InVenture, Inc. for an aggregate sum of up to $6 million. The terms of each of the notes include, among other things:

    •
    an 8% interest rate;

    •
    a maturity date three years from the date of issuance;

    •
    a conversion feature, which provides that under certain circumstances the notes will automatically convert to our common stock;

    •
    a prepayment premium of up to 30% of the principal amount under each of the notes;

    •
    a one-time final payment charge, in addition to all principal and interest paid, of 30% of the principal amount to be paid at maturity; and

    •
    a security interest in substantially all of our assets.

          We may draw down against the available principal of up to $6 million at any time and in any amount during the first two years of the notes. We intend to use the amounts drawn for working capital and general corporate purposes.

          Syndication of Convertible Notes.    We, Friedli Corporate Finance and InVenture, Inc. agreed to assemble a syndicate of third parties to whom we would issue convertible promissory notes on terms similar to the March 2003 convertible notes that we issued to Friedli Corporate Finance and InVenture, Inc. The aggregate dollar amount of the convertible promissory notes that we issue to third parties through this syndication will reduce, on a dollar-for-dollar basis, the $6 million convertible promissory notes of Friedli Corporate Finance and InVenture, Inc. and the balance, if any, will continue to be available to us under Friedli Corporate Finance's and InVenture, Inc.'s initial $6 million commitment. From May 14th through July 3rd of 2003, we issued six convertible promissory notes in the aggregate principal amount of $1,950,000 to unrelated third parties pursuant to the syndication arrangement. We expect to complete the syndication process in approximately 90 to 120 days from the date of this proxy statement.

          In connection with the issuance of the convertible promissory notes from May 14th through July 3rd of 2003, we paid Mr. Friedli a commission of $195,000. We may pay Mr. Friedli commissions in connection with the remainder of the syndication.

          Conversion of Debt of Consumer Review.    Venturetec, Inc. and Pine, Inc. were debentureholders in Consumer Review, Inc. Therefore, as a result of our acquisition of substantially all of the assets of Consumer Review, Inc. in December 2002, Venturetec, Inc. and Pine, Inc. received 240,315 shares and 4,500 shares, respectively, of our Series B convertible preferred stock.

          Rights Offering.    As part of our October 2001 rights offering, we sold shares of our common stock to Venturetec, Inc. and Pine, Inc. Venturetec, Inc. and Pine, Inc. each delivered to us a promissory note dated as of October 19, 2001, with a maturity date of March 31, 2002, as consideration for the subscription price for the shares of common stock for which each company subscribed under the rights offering. Venturetec, Inc.'s note (which was only partial consideration for the purchase of the shares; the remainder was paid in cash) was in the principal amount of CHF 8,500,000 (approximately $5.2 million) and Pine, Inc.'s note was in the principal amount of CHF 8,687,530 (approximately $5.3 million). However, on January 22, 2002, Pine, Inc., Venturetec, Inc. and InVenture, Inc., all companies under common control, reallocated their share purchases and/or related promissory notes associated with the rights offering. The CHF 2,500,000 (approximately $1.5 million) in cash originally indicated as originating from Venturetec, Inc. was reallocated as follows:

    •
    In a private sale, InVenture, Inc. purchased from Pine, Inc. 1,041,667 shares of common stock, originally purchased by Pine, Inc. pursuant to the rights offering, for CHF 2,083,334. As part of this transaction, Pine, Inc. was credited with paying us CHF 2,083,334 (approximately $1.3 million) and delivered to us an amended and restated secured promissory note dated as of October 19, 2001, in the principal amount of CHF 6,604,196 (approximately $4.1 million), with 2% interest accruing from October 19, 2001 and a maturity date that was extended to May 15, 2002. We simultaneously returned Pine, Inc.'s original CHF 8,687,530 promissory note. All of the outstanding principal and interest under the promissory notes was fully received in April 2002.

    •
    Venturetec, Inc. paid us CHF 416,666 (approximately $256,000) and delivered to us an amended and restated secured promissory note dated as of October 19, 2001, in the principal amount of CHF 10,583,334 (approximately $6.5 million), with 2% interest accruing from October 19, 2001 and a maturity date that was extended to June 30, 2002. This CHF 10,583,334 reflects an increase in Venturetec, Inc.'s secured promissory note to CHF 11,000,000 (approximately $6.8 million), reflecting Venturetec, Inc.'s original subscription price for the shares of our common stock for which it subscribed under the rights offering, minus the CHF 416,666 payment. We simultaneously returned Venturetec, Inc.'s original CHF 8,500,000 promissory note. All of the outstanding principal and interest under the promissory notes was fully received in April 2002.

          We engaged Friedli Corporate Finance to support us in connection with our 2001 rights offering. In association with this support, we reimbursed Friedli Corporate Finance approximately $100,000 in expenses.

EXECUTIVE COMPENSATION TABLES

Summary Compensation Table

        The following table sets forth in U.S. Dollars the compensation paid to our named executive officers, which includes our Chief Executive Officer and the three other most highly compensated executive officers who were serving as executive officers at the end of fiscal year ended December 31, 2002. We had only four executive officers, including the Chief Executive Officer, as of December 31, 2002. We will use the term "named executive officers" to refer to these people later in this proxy statement.

		ANNUAL COMPENSATION
			LONG-TERM COMPENSATION— SECURITIES UNDERLYING OPTIONS
NAME AND PRINCIPAL POSITION(S)	YEAR	SALARY ($)
Kamran Amjadi Chairman, Chief Executive Officer and director	2002	$170,000	0
Mehrdad Akhavan President, Chief Operating Officer, Secretary and Director	2002	$150,000	0
David Samuels Senior Vice President, Chief Financial Officer and Treasurer	2002	$170,000	0
Lawrence Brand(1) Senior Vice President of Sales	2002	$177,083	0

(1)
Lawrence Brand left the Company in February 2003.

Option Grants In Last Fiscal Year

        No options were granted to any of our named executive officers during the fiscal year ended December 31, 2002.

Fiscal Year-End Option Values

        The following table presents information with respect to stock options owned by each of our named executive officers at December 31, 2002. None of the named executive officers exercised options during 2002.

	Number Of Securities Underlying Unexercised Options At December 31, 2002
			Value Of Unexercised In-The-Money Options At December 31, 2002
Name
	Exercisable	Unexercisable	Exercisable	Unexercisable
Kamran Amjadi	375,000	0	$—	$—
Mehrdad Akhavan	375,000	0	—	—
David Samuels	43,750	56,250	—	—
Lawrence Brand(1)	190,619	30,182	—	—

(1)
Lawrence Brand left the Company in February 2003, therefore his right to exercise his options expired at the end of May 2003.

EMPLOYMENT AGREEMENTS

        Kamran Amjadi and Mehrdad Akhavan have been employed by us under employment agreements that expired on August 31, 2002. Mr. Amjadi and Mr. Akhavan's employment agreements provided for annual base salaries of $170,000 and $150,000, respectively, subject to increase by the board of directors. Each of Mr. Amjadi and Mr. Akhavan is eligible for an annual bonus of $50,000. Pursuant to such agreements, we could terminate, without cause, Messrs. Amjadi and Akhavan at any time provided that we are required to pay the full balance of their salaries for the term. If we are taken over, sold, or involved in a merger or acquisition of any kind and the same salary is not offered to Messrs. Amjadi and Akhavan for the remaining term of their agreements, then they were entitled to payment of the full balance of their salaries for the term. Pursuant to such agreements, each of Messrs. Amjadi and Akhavan agreed for a period of one year following resignation or termination of the agreement not to compete directly with or be employed by any person or organizations that compete directly with our products or services developed or in development at the time of their termination. We are currently renegotiating Messrs. Amjadi and Akhavan's employment agreements. Despite their expiration on August 31, 2002, all parties have continued to operate in accordance with the terms of those agreements, and expect to continue to do so until new agreements are negotiated at some future point in time.

STOCK PERFORMANCE CHART AND GRAPH

        The following chart and graph each compares (i) the quarterly change in the cumulative total stockholder return on our common stock with (ii) the cumulative return of the Nasdaq Composite Index (the "Nasdaq"), the Swiss New Market Index (the "SNMI") and the Dow Jones Composite Internet Index (the "DJINET"). The graph assumes that the value of an investment in our common stock and in each index was $100 on October 3, 2000, the first day of trading for E-centives common stock on the Swiss New Market of the Swiss Exchange, and that all dividends were reinvested. The SNMI, which includes E-centives, was designed for companies entering new markets, employing innovative techniques and designing new processes and services. The DJINET is composed of 40 companies selected by Dow Jones because they generate a majority of their revenues from the Internet.

	E-CENTIVES (ECEN)	NASDAQ (IXIC)	SNMI (SNMI)	DJINET (DJINET)
10/03/00	100.00	100.00	100.00	100.00
12/31/00	71.43	71.49	82.65	53.81
03/31/01	40.48	53.25	59.98	27.48
06/30/01	9.38	62.54	47.12	33.28
09/30/01	3.81	43.37	29.23	15.34
12/31/01	4.24	56.44	40.87	24.55
03/31/02	5.43	53.40	38.52	21.10
06/30/02	1.81	42.34	26.93	14.12
09/30/02	1.33	33.92	18.91	10.64
12/31/02	3.14	38.65	19.68	15.01
03/31/03	1.52	38.81	24.69	16.66
06/30/03	2.19	46.96	21.69	22.81

Note: Stock price performance shown in each of the Stock Performance Chart and Graph for our common stock is historical and not necessarily an indication of future price performance.

RELATED PARTY TRANSACTIONS

Stock Purchases and Related Matters

        Peter Friedli, one of our stockholders and directors, serves as the investment advisor to both Venturetec, Inc. and Pine, Inc., and also serves as President of Venturetec, Inc. and its parent corporation, New Venturetec AG. Mr. Friedli also has relationships with several of our other stockholders; he serves as the investment advisor to InVenture, Inc., Joyce, Ltd., Savetech, Inc., Spring Technology Corp. and USVentech, Inc.

        From May 14th to July 3rd of 2003, we issued six convertible promissory notes to third parties in the aggregate amount of $1,950,000. The terms of each of the notes include, among other things:

  •
  an 8% interest rate;

  •
  a maturity date three years from the date of issuance;

  •
  a conversion feature, which provides that under certain circumstances each note will automatically convert to our common stock;

  •
  a prepayment premium of up to 30% of the principal amount under each of the notes;

  •
  a one-time final payment charge, in addition to all principal and interest paid, of 30% of the principal amount to be paid at maturity; and

  •
  a security interest in substantially all of our assets.

        We intend to use the $1,950,000 we received from the issuance of the six convertible promissory notes for working capital and general corporate purposes. In association with these promissory notes, we paid Peter Friedli a commission of $195,000.

        We, Friedli Corporate Finance, a company of which Mr. Friedli is the President and a controlling stockholder, and InVenture, Inc. agreed to assemble a syndicate of third parties to whom we would issue convertible promissory notes on terms similar to the $6 million convertible promissory note that we issued to Friedli Corporate Finance and InVenture, Inc. in March 2003, as described below. The aggregate dollar amount of the convertible promissory notes that we issue to third parties through syndication will reduce, on a dollar-for-dollar basis, the $6 million convertible promissory note of Friedli Corporate Finance and InVenture, Inc. and the balance, if any, will continue to be available to us under Friedli Corporate Finance's and InVenture, Inc.'s initial $6 million commitment. The six convertible promissory notes that we issued from May 14th through July 3rd of 2003 are the initial steps of the syndication process. We expect to complete the syndication process in approximately 90 to 120 days from the date of this proxy statement. We may pay Mr. Friedli commissions in connection with the remainder of the syndication.

        In March 2003, we executed convertible promissory notes in favor of Friedli Corporate Finance and InVenture, Inc., for an aggregate sum of up to $6 million. The terms of each of the notes include, among other things:

  •
  an 8% interest rate;

  •
  a maturity date three years from the date of issuance;

  •
  a conversion feature, which provides that under certain circumstances the notes will automatically convert to our common stock;

  •
  a prepayment premium of up to 30% of the principal amount under each of the notes;

  •
  a one-time final payment charge, in addition to all principal and interest paid, of 30% of the principal amount to be paid at maturity; and

  •
  a security interest in substantially all of our assets.

        We may draw down against the available principal of up to $6 million at any time and in any amount during the first two years of the notes. We intend to use the amounts drawn for working capital and general corporate purposes.

        On October 8, 2002, the board of directors approved the issuance of 6,000,000 warrants to four investors as consideration for a $20 million financing. Two of the Investors, Peter Friedli and Venturetec, Inc., are our stockholders and pursuant to the terms of the private placement, each of Peter Friedli and Venturetec, Inc. received 1,000,000 warrants. As noted above, we executed promissory notes with Friedli Corporate Finance and InVenture, Inc., for an aggregate sum of up to $6 million, as part of this financing.

        Venturetec, Inc. and Pine, Inc. were debentureholders in Consumer Review, Inc. Therefore, as a result of our acquisition of substantially all of the assets of Consumer Review, Inc. in December 2002, Venturetec, Inc. and Pine, Inc. received 240,315 shares and 4,500 shares, respectively, of our Series B convertible preferred stock.

        As part of our October 2001 rights offering, we sold shares of our common stock to Venturetec, Inc. and Pine, Inc. Venturetec, Inc. and Pine, Inc. each delivered to us a promissory note dated as of October 19, 2001, with a maturity date of March 31, 2002, as consideration for the subscription price for the shares of common stock for which each company subscribed under the rights offering. Venturetec, Inc.'s note (which was only partial consideration for the purchase of the shares; the remainder was paid in cash) was in the principal amount of CHF 8,500,000 (approximately $5.2 million) and Pine, Inc.'s note was in the principal amount of CHF 8,687,530 (approximately $5.3 million). However, on January 22, 2002, Pine, Inc., Venturetec, Inc. and InVenture, Inc., all companies under common control, reallocated their share purchases and/or related promissory notes associated with the rights offering. The CHF 2,500,000 (approximately $1.5 million) in cash originally indicated as originating from Venturetec, Inc. was reallocated as follows:

  •
  In a private sale, InVenture, Inc. purchased from Pine, Inc. 1,041,667 shares of common stock, originally purchased by Pine, Inc. pursuant to the rights offering, for CHF 2,083,334. As part of this transaction, Pine, Inc. was credited with paying us CHF 2,083,334 (approximately $1.3 million) and delivered to us an amended and restated secured promissory note dated as of October 19, 2001, in the principal amount of CHF 6,604,196 (approximately $4.1 million), with 2% interest accruing from October 19, 2001 and a maturity date that was extended to May 15, 2002. We simultaneously returned Pine, Inc.'s original CHF 8,687,530 promissory note. All of the outstanding principal and interest under the promissory notes was fully received in April 2002.

  •
  Venturetec, Inc. paid us CHF 416,666 (approximately $256,000) and delivered to us an amended and restated secured promissory note dated as of October 19, 2001, in the principal amount of CHF 10,583,334 (approximately $6.5 million), with 2% interest accruing from October 19, 2001 and a maturity date that was extended to June 30, 2002. This CHF 10,583,334 reflects an increase in Venturetec, Inc.'s secured promissory note to CHF 11,000,000 (approximately $6.8 million), reflecting Venturetec, Inc.'s original subscription price for the shares of our common stock for which it subscribed under the rights offering, minus the CHF 416,666 payment. We simultaneously returned Venturetec, Inc.'s original CHF 8,500,000 promissory note. All of the outstanding principal and interest under the promissory notes was fully received in April 2002.

Loans to Members of Management and Board of Directors

        We do not have any outstanding loans to officers or the Board of Directors.

Other Transactions

        In July 1996, we entered into a consulting agreement with Friedli Corporate Finance, whereby Mr. Friedli provides us with financial consulting services and investor relations advice. During 2001, the agreement was extended for 3 years. Pursuant to this agreement, Friedli Corporate Finance is paid $4,000 per month plus reimbursement of expenses related to Mr. Friedli's services. Consulting expense under the Friedli Corporate Finance agreement was approximately $63,000, $63,000 and $63,000 for the years ended December 31, 2000, 2001 and 2002, respectively. In addition, under the original agreement, we granted:

  •
  a preemptive right to purchase any debt or equity securities issued by us in a financing transaction;

  •
  a preemptive right to allocate 10% of the share offering in our initial public offering;

  •
  a veto right on a single capital expenditure of $500,000 or more until our initial public offering; and

  •
  a seat on our board of directors and its compensation committee.

        In October 2000, Friedli Corporate Finance permanently waived its rights to purchase shares of common stock in our initial public offering and our future offerings.

        We engaged Friedli Corporate Finance to support us in connection with our 2001 rights offering. In association with this support, we reimbursed Friedli Corporate Finance approximately $100,000 in expenses.

        To the extent that our existing funds are not sufficient to enable us to operate into the second quarter of 2004 and beyond, in September 2002, Friedli Corporate Finance provided a written commitment to provide us with a capital infusion of up to $20 million for continued operations and future business expansion purposes. In consideration for the commitment, we issued 6,000,000 warrants to four investors. Two of the investors, Peter Friedli and Venturetec, Inc., are current stockholders, and each received 1,000,000 warrants. In March 2003, Friedli Corporate Finance amended and restated its commitment to provide for a capital infusion of up to $14 million, with the $6 million reduction based upon the convertible promissory note financing.

PRINCIPAL STOCKHOLDERS

        The following table presents information regarding the beneficial ownership of our common stock and Series A Convertible Preferred Stock as of August 18, 2003 for:

  •
  each person, or group of affiliated persons, who is the beneficial owner of more than five percent of either our outstanding common stock or our outstanding Series A Convertible Preferred Stock;

  •
  each of our named executive officers;

  •
  each of our directors; and

  •
  all of our executive officers and directors as a group.

        Unless otherwise indicated, the address of each person identified is c/o E-centives, Inc., 6901 Rockledge Drive, 6th Floor, Bethesda, Maryland 20817.

        Holders of our common stock are entitled to one vote for each share held on all matters submitted to a stockholder vote. Holders of our Series A Convertible Preferred Stock are entitled to ten votes for each share held on all matters submitted to a stockholder vote. The persons named in this table have sole voting power for all shares of our common stock and Series A Convertible Preferred Stock shown as being beneficially owned by them, subject to community property laws where applicable and except as indicated in the footnotes to this table. Beneficial ownership is determined in accordance with the rules of the U.S. Securities and Exchange Commission. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options and warrants held by that person that are currently exercisable or exercisable within 60 days after the date of this proxy statement are deemed outstanding. These shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person.

Name	Common Stock Beneficially Owned	Percent of Common Stock Beneficially Owned	Series A Convertible Preferred Stock Beneficially Owned	Percent of Series A Convertible Preferred Stock Beneficially Owned
Kamran Amjadi(1)	1,971,000	5.1	0	*
Mehrdad Akhavan(2)	1,035,000	2.7	0	*
Peter Friedli(3)	18,494,341	45.1	1,125,000	60.0
InVenture, Inc. c/o Friedli Corporate Finance AG Freigutstrasse 5 8002 Zurich, Switzerland	5,991,667	15.5	599,167	32.0
Venturetec, Inc.(4) c/o Friedli Corporate Finance AG Freigutstrasse 5 8002 Zurich, Switzerland	6,404,413	16.2	170,833	9.1
New Venture AG(5) c/o Friedli Corporate Finance AG Freigutstrasse 5 8002 Zurich, Switzerland	6,404,413	16.2	170,833	9.1
Bank J Vontobel & Co AG Bahnhofstrasse 3 8022 Zurich, Switzerland	2,530,000	6.5	250,000	13.3
Rahn & Bodmer Banquiers Talstrasse 15 Postfach 4522 8022 Zurich, Switzerland	2,093,765	5.4	209,377	11.2
Credit Suisse First Boston(6) Uetlibergstrasse 231 P.O. Box 700 8070 Zurich, Switzerland	2,500,000	6.1	0	*
David Samuels(7)	62,500	*	0	*
Lawrence Brand(8)	0	*	0	*
All executive officers and directors as a group (5 persons)(9)	21,652,841	51.6	1,125,000	60.0

*
Less than 1% of the outstanding shares of common stock.

1.
Common Stock includes 375,000 shares issuable upon exercise of vested stock options.

2.
Common Stock includes 375,000 shares issuable upon exercise of vested stock options.

3.
Common Stock includes 16,124,341 shares of common stock, 40,000 shares issuable upon exercise of vested stock options and 2,330,000 shares issuable upon exercise of warrants held by Mr. Friedli individually, as well as shares of common stock and common stock underlying warrants held by entities over which Mr. Friedli has control, as follows: InVenture, Inc.—5,991,667 shares of common stock; Joyce, Ltd.—235,000 shares of common stock; Pine, Inc.—255,000 shares of common stock and 20,000 shares issuable upon exercise of warrants; Savetech, Inc.—165,383 shares of common stock; Spring Technology Corp.—177,520 shares of common stock and 200,000 shares issuable upon exercise of warrants; USVentech, Inc.—145,750 shares of common stock; and Venturetec, Inc.—5,404,413 shares of common stock and 1,000,000 shares issuable upon exercise of warrants. Series A Convertible Preferred Stock includes shares held by Mr. Friedli individually, as well as shares held by entities over which Mr. Friedli has control, as follows: InVenture, Inc.—599,167 shares and Venturetec, Inc.—170,833 shares. See "Related Party Transactions—Stock Purchases and Related Matters" for a description of Mr. Friedli's relationships with these entities.

4.
Common Stock includes 5,404,413 shares of common stock and 1,000,000 issuable on exercise of warrants.

5.
Common Stock includes 5,404,413 shares of common stock and 1,000,000 issuable on exercise of warrants held by Venturetec, Inc. and Series A Convertible Preferred Stock includes 170,833 shares held by Venturetec, Inc. New Venturetec AG may be deemed to control Venturetec, Inc. by virtue of its ownership of 100% of Venturetec, Inc.'s capital stock and its corresponding right to elect Venturetec, Inc.'s directors, and, therefore, our capital stock owned by Venturetec, Inc. may also be deemed to be beneficially owned by New Venturetec, Inc.

6.
Common Stock includes 2,500,000 shares issuable on exercise of warrants.

7.
Common Stock includes 62,500 shares issuable upon exercise of vested stock options.

8.
Mr. Brand left the company in February 2002 and all vested stock options expired on May 31, 2003.

9.
Common Stock includes 852,500 shares issuable upon exercise of vested stock options and 2,330,000 shares issuable upon exercise of warrants.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING OBLIGATIONS

        Section 16(a) of the Exchange Act requires our executive officers and directors, and persons who own more than ten percent of our common stock, to file reports of ownership and changes in ownership with the U.S. Securities and Exchange Commission and the exchange on which our common stock is listed for trading. Those persons are required by regulations promulgated under the Exchange Act to furnish us with copies of all reports filed pursuant to Section 16(a). Based solely upon our review of such copies, we believe that for the year ended December 31, 2002 all our directors, executive officers and greater than ten percent beneficial owners complied with all Section 16(a) filing requirements.

INDEPENDENT ACCOUNTANTS

        Our Board of Directors has selected KPMG to continue as our independent accountants for the fiscal year ending December 31, 2003. A representative of KPMG will be present at the Annual Meeting and will be available to respond to questions.

        The following table presents fees for professional audit services rendered by KPMG for the audit of our annual financial statements for 2002, and fees billed for other services rendered by KPMG.

Audit fees(1)	$195,655

Audit related fees	$0

Tax fees(2)	$51,865
All other fees	$0

Total fees	$247,520

(1)
Audit fees include consents and review of and assistance with documents filed with the SEC, in an amount equal to approximately $59,000.

(2)
Tax fees consisted of fees for tax consultation and tax compliance services.

INCORPORATION BY REFERENCE

        The U. S. Securities and Exchange Commission allows us to "incorporate by reference" information into this proxy statement, which means that we can disclose important information to you by referring you to another document we have filed separately with the SEC. The information incorporated by reference is considered to be part of this proxy statement. This proxy statement incorporates by reference our Annual Report on Form 10-K, including financial statements and schedules thereto, as filed with the U. S. Securities and Exchange Commission, for the fiscal year ended December 31, 2002. A copy of our Annual Report on Form 10-K is being mailed to stockholders with this proxy statement.

EXPENSES OF SOLICITATION

        The cost of soliciting Proxies in the form enclosed herewith will be borne entirely by us. In addition to the solicitation of Proxies by mail, Proxies may be solicited by our officers and directors and our regular employees, without additional remuneration, by personal interviews, telephone, telegraph or otherwise. We may also utilize the services of our transfer agent, American Stock Transfer & Trust Company, and SIS SegaInterSettle AG, the Swiss security clearing system to provide broker search and proxy distribution services. Copies of solicitation material may be furnished to brokers, custodians, nominees and other fiduciaries for forwarding to beneficial owners of shares of our common stock and normal handling charges may be paid for such forwarding service.

STOCKHOLDER PROPOSALS AND OTHER MATTERS

        Any proposals by stockholders to be considered for inclusion in our proxy statement relating to the 2004 Annual Meeting of Stockholders must be in writing and received by us, at our principal office, not later than the close of business on March 15, 2004. Nothing in this paragraph shall be deemed to require us to include in the proxy statement and proxy relating to the 2004 Annual Meeting of Stockholders any stockholder proposal that does not meet all of the requirements for such inclusion in effect at that time.

        Our management knows of no other business presented for action by the stockholders at the Annual Meeting. If, however, any other matters should properly come before the Annual Meeting, the enclosed proxy authorizes the persons named therein to vote the shares represented thereby in their discretion.

BY ORDER OF THE BOARD OF DIRECTORS
/s/ DAVID SAMUELS David Samuels Senior Vice President, Chief Financial Officer and Treasurer August 19, 2003

REVOCABLE PROXY

E-CENTIVES, INC.

THIS PROXY IS SOLICITED ON BEHALF OF OUR BOARD OF DIRECTORS

        The undersigned stockholder of E-centives, Inc. (the "Company") hereby appoints Kamran Amjadi and Mehrdad Akhavan or either of them, attorneys and proxies of the undersigned, with full power of substitution and with authority in each of them to act in the absence of the other, to vote and act for the undersigned stockholder at the Annual Meeting of Stockholders to be held at 1:00 p.m., Eastern Standard Time, on Thursday, August 28, 2003, at our offices at 6901 Rockledge Drive, 6th Floor, Bethesda, Maryland, U.S.A., and at any adjournments or postponements thereof, upon the following matters:

        The Board of Directors recommends a vote "FOR" Proposal One and Proposal Two.

PROPOSAL ONE:	ELECTION OF THREE DIRECTORS TO THE BOARD OF DIRECTORS TO SERVE UNTIL THEIR SUCCESSORS HAVE BEEN DULY ELECTED AND QUALIFIED.
	☐	FOR all nominees listed below (except as marked to the contrary)
	☐	WITHHOLD AUTHORITY to vote for all nominees listed below.
(INSTRUCTION: To withhold authority to vote for an individual nominee, cross out that nominee's name below.)
		Nominees:	Kamran Amjadi Mehrdad Akhavan Peter Friedli
This proxy will be voted as directed by the undersigned stockholder. UNLESS CONTRARY DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR" PROPOSAL ONE.
PROPOSAL TWO:	RATIFICATION OF APPOINTMENT OF KPMG LLP AS INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS.
	☐	FOR ratification of appointment of KPMG LLP.
	☐	AGAINST ratification of appointment of KPMG LLP.
	☐	ABSTAIN

        This proxy will be voted as directed by the undersigned stockholder. UNLESS CONTRARY DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR" PROPOSAL TWO.

        If you receive more than one proxy card, please sign and return all cards in the accompanying envelope.

☐	I PLAN TO ATTEND THE 2003 ANNUAL STOCKHOLDERS MEETING

Date: , 2003
(Signature of Stockholder or Authorized Representative)
(Print name)

Please date and sign exactly as name appears hereon. Each executor, administrator, trustee, guardian, attorney-in-fact and other fiduciary should sign and indicate his or her full title. In the case of ownership in the name of two or more persons, both persons should sign.
(List number of shares of stock held in each class; indicate class(es))

PLEASE MARK, DATE AND SIGN THIS PROXY AND RETURN IT PROMPTLY BY MAIL OF VIA FAX TO 1-718-921-8331 (PLEASE NOTE: THIS IS A U.S. FAX NUMBER) TO ENSURE A QUORUM AT THE ANNUAL MEETING. IT IS IMPORTANT WHETHER YOU OWN FEW OR MANY SHARES. DELAY IN RETURNING YOUR PROXY MAY SUBJECT THE COMPANY TO ADDITIONAL EXPENSE.

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YOUR VOTE IS IMPORTANT
VOTING RIGHTS AND PROCEDURE
REVOCATION OF PROXIES
ELECTION OF DIRECTORS (PROPOSAL 1)
RATIFYING THE APPOINTMENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS (Proposal 2)
MANAGEMENT
EXECUTIVE COMPENSATION
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
EXECUTIVE COMPENSATION TABLES
EMPLOYMENT AGREEMENTS
STOCK PERFORMANCE CHART AND GRAPH
RELATED PARTY TRANSACTIONS
PRINCIPAL STOCKHOLDERS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING OBLIGATIONS
INDEPENDENT ACCOUNTANTS
INCORPORATION BY REFERENCE
EXPENSES OF SOLICITATION
STOCKHOLDER PROPOSALS AND OTHER MATTERS
REVOCABLE PROXY